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                                                                    EXHIBIT 10.7

                    THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND ACCORDINGLY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT INTERCREDITOR AND SUBORDINATION AGREEMENT (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "SUBORDINATION AGREEMENT") DATED AS OF JUNE 22, 1999 BETWEEN AND AMONG WEISS & NEUMAN SHOE CO., AS THE COMPANY, MISSISSIPPI VALLEY CAPITAL COMPANY, AS THE SUBORDINATED CREDITOR, AND THE SENIOR LENDER NAMED THEREIN, TO ALL INDEBTEDNESS OWED BY THE MAKER OF THIS NOTE TO THE SENIOR LENDER, AND THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                            WEISS AND NEUMAN SHOE CO.

                                SUBORDINATED NOTE

$500,000                                                     St. Louis, Missouri
                                                                   June 22, 1999

                  FOR VALUE RECEIVED, the undersigned, Weiss and Neuman Shoe Co., a Missouri corporation (the "Company"), hereby promises to pay to the order of Mississippi Valley Capital Company, a Missouri corporation (the "Holder"), at the Holder's office at 2301 S. Kingshighway, St. Louis, Missouri 63110 or such other place as shall be designated in writing by the Holder, the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) on January 31, 2003 (the "Maturity Date"). Attached hereto and made a part hereof is a warrant (the "Warrant") to purchase shares of Class A Common Stock of the Company. Such Warrant is not detachable or separately transferable from this Note, except as set forth in Section 1(e) of the Warrant. Certain capitalized terms used in this Note are defined in Section 5.

Section 1. Payment

                  1.1 Interest. The outstanding principal amount of this Note shall bear interest (computed on the basis of a 365 or 366 day year, as the case may be) at a rate equal to six percent (6%) per annum from the date hereof to (and including) the Maturity Date. Following the occurrence of any Event of Default, the outstanding principal amount of this Note shall bear



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interest payable on demand at a default rate per annum equal to sixteen percent
(16%). Accrued interest shall be paid on the last day of each calendar quarter ("Payment Dates").

                  1.2 Redemption Payments. On the Maturity Date, the Company shall pay an aggregate redemption price (the "Redemption Price") equal to the redemption amount for the Note (the "Note Redemption Price") plus the redemption amount for the Warrant (the "Warrant Redemption Price"), provided however, in the event of the prior exercise of the Warrant, no Warrant Redemption Price shall be payable. The Note Redemption Price shall be the then outstanding principal amount of the Note together with the accrued unpaid interest thereon. The Warrant Redemption Price shall be equal to the greater of (i) Seven Hundred Thousand Dollars ($700,000) and (ii) an amount equal to: (5 x the average EBITDA for the two fiscal years prior to payment of the Company x .032) - $500,000. In the event the Warrant is exercised pursuant to Section 1(e) of the Warrant, the Redemption Price shall be equal to the Note Redemption Price.

                  1.3 Business Days. Whenever payment on this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal and any other Amounts Payable hereunder shall accrue during such extension and shall be payable on such succeeding Business Day.

                  1.4 Additional Agreements of the Company.

                           (a) All agreements and proceedings in connection with the Closing under the Asset Purchase Agreement with Edison Stores, Inc. shall have been completed;

                           (b) While this Note or the Warrant remains outstanding, Peter Edison shall remain as the Chief Executive Officer of the Company unless a successor reasonably satisfactory to the Holder is appointed within thirty
                                    (30) days of Mr. Edison's cessation of such duties;

                           (c)      Company shall deliver to the Holder:

                                    (i)      Within ninety (90) days after the
                                             end of each fiscal year of the
                                             Company beginning with the fiscal
                                             year ending December 31, 1999, an
                                             annual income statement for such
                                             fiscal year, a balance sheet for
                                             the Company as of the end of such
                                             year and a statement of cash flows
                                             for such year, together with such
                                             notes thereto as are appropriate,
                                             prepared in accordance with
                                             generally accepted accounting
                                             principles consistently applied and
                                             setting forth in each case in
                                             comparative form the figures for
                                             the previous year, in reasonable
                                             detail and audited by an
                                             independent public accountant;



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                                    (ii)     Within thirty (30) days after the
                                             end of each fiscal quarter, an
                                             unaudited income statement and cash
                                             flow statement for the Company for
                                             such quarter and the current fiscal
                                             year to date and an unaudited
                                             balance sheet as of the end of such
                                             fiscal quarter setting forth in
                                             comparative form the correspondent
                                             figures for the prior fiscal
                                             quarter in such reasonable detail
                                             as shall be requested by the
                                             Holder;

                                    (iii)    From time to time upon Holder's
                                             request, such other information
                                             regarding the business, affairs and
                                             prospects and financial condition
                                             of the Company as the Holder shall
                                             reasonably request.

Section 2. Prepayment.

                  2.1 Prepayment. This Note may not be prepaid and the Warrant may not be redeemed prior to the Maturity Date without the written consent of the Holder and the consent of the holders of outstanding Senior Indebtedness.

Section 3. Defaults

                  3.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                           (a) the Company shall fail to pay within five (5) Business Days of the due date thereof any principal of this Note or shall fail to pay within five (5) Business Days of the due date thereof any interest or any other Amounts Payable hereunder and the same shall not have been cured within ten (10) days after written notice thereof has been given by the Holder to the Company;

                           (b) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

                           (c) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the Federal bankruptcy laws as now or hereafter in effect.



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                           (d) if the Company shall fail in any material
         respect to perform or preserve any covenant, agreement or provision set forth in this Note or any covenant, agreement or provision to be performed by it under the Warrant, and such failure shall not be cured to the Holder's satisfaction within thirty (30) days after written notice from the Holder to the Company, or

                           (e) The occurrence of any default under or pursuant to the Senior Indebtedness;

then, and in every such event, subject to the provisions of Section 4, the Holder may, by notice to the Company and to the holders of Senior Indebtedness, declare the principal amount of this Note together with accrued interest thereon, and the Warrant Redemption Price (provided the Warrant has not been exercised pursuant to its terms), to be, and such portions of the principal amount of this Note (and accrued interest thereon) and the Warrant Redemption Price shall thereupon become, due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Company.

Section 4. Subordination

                  4.1 Note Subordinated to Senior Indebtedness. The Holder acknowledges and agrees that all of its right, title and interest in and to this Note, including but not limited to its right to receive payments in respect of principal and interest as provided herein, shall be subordinate to any and all Senior Indebtedness of the Company. The Holder agrees to execute any and all agreements, including but not limited to an intercreditor and subordination agreement, which the holder of Senior Indebtedness may require. The Holder covenants and agrees for the benefit of the holders of Senior Indebtedness that it will not take any security interest, lien or other encumbrance on the assets of the Company as collateral security for the Company's obligations under this Note without such holders' prior written consent. The Holder acknowledges that the Company shall not make, and the Holder shall not accept any payments of principal or interest on this Note after the Holder's receipt of written notice of the occurrence of and during the continuation of a default under any Senior Indebtedness agreement. If the Holder shall at any time receive any payment which is prohibited by any Senior Indebtedness agreement, and receive notice of same from any holder of Senior Indebtedness, the Holder will hold such payment in trust and immediately turn it (or an amount of money equal to it) over to the holder of Senior Indebtedness for application in payment of the outstanding Senior Indebtedness.

Section 5. Definitions

          For purposes of this Note, the following terms have the meanings set forth below.

           "Amounts Payable" means all principal of, interest on, premium, if any, fees, costs, expenses, indemnities, Warrant Redemption Price, or any other amounts due from the Company under this Note, and all claims against or liabilities of the Company in respect of this Note and the attached Warrant.

           "Business Day" means any day except a Saturday, Sunday or other days on which commercial banks in St. Louis, Missouri or New York City are required or authorized by law to close.



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         "Default" means any condition or event that constitutes an Event of
Default or that with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "EBITDA" means the Company's earnings before income taxes, depreciation and amortization determined in accordance with generally accepted accounting principles, consistently applied.

         "Indebtedness" means any indebtedness (including, without limitation, Senior Indebtedness), whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures, guarantees or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), and any financial hedging obligations, if and to the extent such indebtedness (other than a financial hedging obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles, other than a trade payable or accrued expense.

         "Maturity Date" means January 31, 2003.

         "Note" means this Non-Negotiable Subordinated Note due on the Maturity Date.

         "Senior Indebtedness" shall mean the principal, interest (including any interest accruing subsequent to an event specified in Sections 3.1(b) and 3.1(c)), premium, if any, fees (including, without limitation, any commitment, agency, facility, structuring, restructuring or other fee), costs, expenses, indemnities, and other amounts due on or in connection with any Indebtedness of the Company to Foothill Capital Corporation individually or as an Agent for itself for other lenders, now or herewith incurred, or any documents executed under or in connection therewith, and any amendments, modifications, deferrals, renewals or extensions of such Indebtedness, and any amounts owed in respect of any Indebtedness incurred in refinancing, replacing or refunding the foregoing (including any refinancing, replacing or refunding with new lenders), unless the terms of such Indebtedness expressly provide that such Indebtedness is not Senior Indebtedness with respect to this Note. Nothing in this Note shall restrict an Affiliate of the Company from being a holder of Senior Indebtedness. Indebtedness owed to Affiliates of the Company will be Senior Indebtedness for purposes of this Note. Notwithstanding anything herein to the contrary, Senior Indebtedness shall include any payables, accrued expenses, fees or other amounts due to an Affiliate of the Company.

Section 6. Miscellaneous

                  6.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission, or if mailed or sent by overnight courier, upon receipt thereof, as follows:



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         If to the Company to:

                  Peter Edison, President
                  Weiss and Neuman Shoe Co.
                  1209 Washington Avenue
                  St. Louis, Missouri 63103
                  Telephone: (314) 231-5125
                  Facsimile: (314) 212-9707

                  with a copy to:

                  Thomas K. Vandiver
                  Sonnenschein Nath & Rosenthal
                  One Metropolitan Square, Suite 3000
                  St. Louis, Missouri 63102
                  Telephone: (314) 241-1800
                  Facsimile: (314) 259-5959

         If to the Holder, to:

                  Scott D. Fesler, President
                  Mississippi Valley Capital Company
                  2301 S. Kingshighway
                  St. Louis, Missouri 63110
                  Telephone: (314) 776-5200
                  Facsimile: (314) 776-2146

                  with a copy to:

                  John L. Sullivan
                  Armstrong Teasdale, L.P.
                  One Metropolitan Square, Suite 2600
                  St. Louis, Missouri 63102
                  Telephone: (314) 621-5070
                  Facsimile: (314) 621-5065

Each party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

                  6.2 No Waivers. No failure or delay by the Holder in exercising any right, power or privilege hereunder or under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in related or similar circumstances requiring such notice.



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                  6.3 Amendments and Waivers. Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by the Company and the Holder.

                  6.4 Successors and Assigns. The provisions of this Note and the attached Warrant shall be binding upon and inure to the benefit of the Holder and its respective successors and permitted assigns. If requested by a holder of Senior Indebtedness as part of any consent, the assignee or transferee of the Holder shall agree in writing to be bound by all of the terms of this Note and the attached Warrant. The Holder hereof hereby waives proof of reliance hereon by the holders of Senior Indebtedness.

                  This Note is registered on the books of the Company and is transferable only by surrender thereof at the chief executive office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                  6.5 LITIGATION. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MISSOURI, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF MISSOURI, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN ST LOUIS, MISSOURI. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 6.5 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER JURISDICTION.

                  If any amounts due pursuant to this Note are not paid when due, and this Note is placed in the hands of an attorney or attorneys for collection (whether or not litigation is commenced) or for representation of the Holder hereof in connection with bankruptcy or insolvency proceedings, the undersigned promises to pay, in addition to all other amounts due hereon, the reasonable costs and expenses of such collection representation, including reasonable attorney's fees and expenses.

                                       WEISS AND NEUMAN SHOE CO.



                                       By: /s/ PETER EDISON
                                          ---------------------------
                                          Peter Edison, President



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